UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Amendment to Credit Agreement

On March 28, 2017, Eldorado Resorts, Inc., a Nevada corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of July 23, 2015, by and among the Company, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).

The material terms of the Amendment are as follows:

1.	the provisions related to unrestricted subsidiaries were amended to permit Eagle I Acquisition Corp., a Delaware corporation, and Eagle II Acquisition Company LLC, a Delaware limited liability company (“Eagle II”), to be designated as unrestricted subsidiaries for the purpose of consummating the Company’s pending acquisition (the “Acquisition”) of Isle of Capri Casinos, Inc. (“Isle”) and the financing transactions related thereto (the “Financing”);

2.	the definitions of “Consolidated Funded Indebtedness” and “Consolidated Interest Expense” were amended to permit Eagle II to hold and deposit the proceeds of the Financing in advance of the consummation of the Acquisition; and

3.	the permitted investments provisions was amended to permit the Company to make investments into Eagle II to cover interest, fees and insufficiencies related to the escrow deposit agreements to be entered into in connection with the Financing.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Eagle II Notes Indenture

On March 29, 2017, Eagle II, a wholly-owned subsidiary of the Company, issued $375 million aggregate principal amount of 6% Senior Notes due 2025 (the “Notes”) pursuant to an indenture, dated as of March 29, 2017 (the “Indenture”), between Eagle II and U.S. Bank, National Association, as Trustee. Interest on the Notes will be paid every six months in arrears on April 1 and October 1, commencing October 1, 2017.

The proceeds of the offering initially will be placed in escrow pending satisfaction of certain conditions, including consummation of the Acquisition. Upon satisfaction of such conditions, the Company will assume (the “Assumption”) Eagle II’s obligations under the Notes and the Indenture, and certain of the Company’s subsidiaries (including Isle and certain of its subsidiaries) (the “Guarantors”) will guarantee the Company’s obligations under the Notes. As used herein, references to the “Issuer” refer (i) prior to the consummation of the Assumption, to the Eagle II and (ii) following the consummation of the Assumption, to the Company.

The Notes will be subject to a special mandatory redemption in the event (x) the escrowed funds have not been released in connection with the consummation of the Isle Acquisition on or prior to June 19, 2017 or, if the termination date under the merger agreement governing the Isle Acquisition has been extended, September 18, 2017, (y) Eagle II notifies the escrow agent that the Company and Isle will not pursue the consummation of the Isle Acquisition or (z) Eagle II fails to deposit amounts due into escrow. The special mandatory redemption price will be equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption.

Upon satisfaction of the escrow conditions, the Issuer intends to apply the net proceeds of the sale of the Notes, together with borrowings under a proposed new $1.45 billion term loan, borrowings under a proposed new $300 million revolving credit facility and cash on hand, to (i) pay the cash portion of the consideration payable in the Isle Acquisition, (ii) refinance all of the debt outstanding under Isle’s existing credit facility, (iii) redeem or otherwise repurchase all of Isle’s outstanding 5.875% Senior Notes due 2021 and 8.875% Senior Subordinated Notes due 2020, (iv) repay all amounts outstanding under the Issuer’s existing credit facility and (v) pay fees and costs associated with the Isle Acquisition and such financing transactions.

The Notes and the guarantees are Issuer’s and, upon the Assumption will be the Guarantors’, senior obligations. The Notes and the guarantees will rank equally in right of payment with all of Issuer’s and the Guarantors’ existing and future senior debt and senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated debt. The Notes and the related guarantees will rank senior in right of payment to all of the Issuer’s and the Guarantors’ existing and future debt that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior liabilities. The Notes and the related guarantees will be effectively subordinated to all of the Issuer’s and the Guarantors’ existing and future secured debt, including indebtedness under the New Credit Facility and other secured debt permitted to be incurred pursuant to the terms of the indenture governing the Notes, to the extent of the value of the collateral securing the New Credit Facility and such other permitted debt. The Notes and the related guarantees will be structurally subordinated to all of the liabilities of our subsidiaries and other entities in which we have an equity interest that do not guarantee the Notes.

On or after April 1, 2020, the Issuer may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Year	Percentage
2020	104.500%
2021	103.000%
2022	101.500%
2023 and thereafter	100.000%

If the Issuer experiences certain change of control events (as defined in the Indenture), it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

If the Issuer sells assets under certain circumstances and does not use the proceeds for specified purposes, the Issuer must offer to repurchase the Notes at 100% of their principal amount, plus accrued and unpaid interest to the applicable repurchase date.

The Notes are subject to redemption imposed by gaming laws and regulations of applicable gaming regulatory authorities.

The Indenture contains certain covenants limiting, among other things, the Issuer’s ability to:

•	incur additional indebtedness;

•	create, incur or suffer to exist certain liens;

•	pay dividends or make distributions on capital stock or repurchase capital stock;

•	make certain investments;

•	place restrictions on the ability of subsidiaries to pay dividends or make other distributions to the Issuer;

•	sell certain assets or merge with or consolidate into other companies; and

•	enter into certain types of transactions with the stockholders and affiliates.

These covenants are subject to a number of exceptions and qualifications as set forth in the Indenture. The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable.

The foregoing description is qualified in its entirety by reference to the full text of the Indenture, filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture dated as of March 29, 2017, by and between Eagle II Acquisition Company LLC and U.S. Bank, National Association.

10.1	Amendment No. 1, dated as of March 28, 2017, by and among Eldorado Resorts, Inc., a Nevada corporation, the Guarantors party thereto, certain Lenders that execute and deliver a Consent to the Amendment, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: March 29, 2017	By:	/s/ Gary L. Carano
	Name:	Gary L. Carano
	Title:	Chief Executive Officer